                                   EXHIBIT 2.3

                                OPTION AGREEMENT

          This Option Agreement is made and entered into this 27th day of April, 1995, between FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Fronteer"), and TELECOM*USA PUBLISHING COMPANY, an Iowa corporation ("Telecom").

                                    RECITALS

     Fronteer and Telecom have, of even date herewith, entered into a Sale and Purchase Agreement whereby Telecom is acquiring Fronteer's telephone directory business in the states of Idaho, Montana, Utah and Wyoming (the "Idaho Sale Agreement"). In consideration of the Idaho Sale Agreement, and the additional consideration set out below, Fronteer is willing to grant, and Telecom desires to receive, the option set out below.

     NOW THEREFORE, it is agreed between the parties as follows:

     1. OPTION GRANTED. Fronteer grants Telecom the right and option to acquire all of Fronteer's telephone directories listed on Exhibit "A" attached hereto (the "Directories"), the sale and purchase of the Directories shall be pursuant to the terms of a Sale and Purchase Agreement substantially in the form of Exhibit "B" attached hereto (the "North Dakota Sale Agreement"). As part of this transaction, Telecom shall receive assignments from Fronteer of all of Fronteer's rights under any directory publication contracts with telephone utility companies.

     2. OPTION CONSIDERATION. In addition to entering into the Idaho Sale Agreement, Telecom has, of even date herewith, loaned Fronteer $500,000 as consideration for this Option Agreement, said loan evidenced by a promissory note of even date herewith in the form of Exhibit "C" attached hereto. The promissory note is non-interest bearing and non-recourse, secured by a first lien security interest in the publishing rights to the Fargo, North Dakota directory. Upon Telecom's exercise of the option granted by this Option Agreement, the full amount of the promissory note shall be applied to the initial payment due by Telecom under the North Dakota Sale Agreement. If Fronteer materially fails to perform its obligations under the terms of this Option Agreement or files for protection from creditors under the United States Bankruptcy Code during the term of this Option Agreement, then this note shall be immediately due and payable and Telecom may then exercise its rights under the applicable security agreement covering the publishing rights in the Fargo, North Dakota directory. If Fronteer does not default under the terms of this Option Agreement or file for protection from creditors under the United States Bankruptcy Code during the term of this Option Agreement, and if Telecom does not exercise the option granted herein, the full amount of the promissory note shall be forgiven by Telecom. Each party hereto agrees to execute any additional documents reasonably necessary to effectuate the terms hereof.

     3. PRICE. The price for the Directories shall be equal to the total net cash revenue for the most recent edition of the Directories published and distributed by Fronteer as of the date of Closing (as described below, except the Souris River directory). Net cash revenue shall include all contracted for gross revenue in the form of cash paid or accounts receivable (reduced by any telephone company commissions), including national revenue, but shall exclude cancellations, promotional discounts, payment plan discounts and any revenue traded for value other than cash or accounts receivable. The price shall be subject to the adjustments described in Section 6 below.

          The price shall be increased by an amount equal to the net cash revenue for the most recent edition of the telephone directory for the Souris River, North Dakota area, published and distributed by Fronteer as of the date of Closing. Net cash revenue shall be calculated as set out above. If the directory publication contract with the telephone utility company for the Souris River directory does not have five or more editions remaining on its term, the price shall be reduced by 20% of the net cash revenue for the Souris River directory multiplied by the sum of five minus the number of editions included in the remaining term of such directory publication contract. If the directory publishing contract allows the telephone utility company to cancel or terminate the contract without fault of Fronteer, any editions subject to such right shall not be deemed part of the remaining term of the contract. If Telecom continues to publish the Souris River directory under the original term of the directory publishing contract or any renewal, extension or replacement of such contract, with the same telephone utility company, Telecom shall pay Fronteer 20% of the net cash revenue for each year such directory is published by Telecom for up to five years, less any editions for which Fronteer was compensated at Closing.

     4. METHOD OF PAYMENT. Twenty-five percent (25%) of the price shall be paid to the officers/shareholders/directors listed on Exhibit "D" attached hereto in the percentages set out beside each such officers/shareholders/ directors' name, with such amount payable as set out in the attached North Dakota Sale Agreement. The remaining seventy-five percent (75%) of the price shall be divided by the total number of Directories to be published and distributed by Fronteer under the North Dakota Sale Agreement to determine the "per directory price." At Closing, Telecom shall pay Fronteer the "per directory price" for the number of Directories distributed by Fronteer as of Closing. Thereafter, in increments of not less than $500,000, Telecom shall pay Fronteer the "per directory price" for the number of Directories Fronteer certifies have been delivered; provided, however, Telecom shall have the right to retain the greater of (i) $500,000, or (ii) the per directory price for the last two (2) Directories scheduled to be published by Fronteer under this Agreement (up to a maximum of $1,000,000) until Telecom receives certification that the last Directories have been distributed.

     5. MANNER OF EXERCISE. Telecom may exercise this Option at any time on or after June 1, 1997. This Option expires on June 1, 1999, unless sooner exercised by Telecom. This Option may be exercised by written notice from Telecom to Fronteer, specifying a closing date not less than 90 days from the date of such notice ("Closing"). Upon receipt of such notice from Telecom, Fronteer shall be responsible for completing all sales, production and distribution of any edition of the Directories for which such sales, production or distribution has commenced prior to the date of the notice.

     6. ADJUSTMENT TO OPTION PRICE. The rights to be acquired by Telecom to publish a telephone directory for Southeast, North Dakota shall include an assignment of the directory publication contract with the telephone utility company in that area with at least three directory editions remaining on its term. If the directory publication contract with the telephone utility company does not have three or more editions remaining on its term, the price for the Directories shall be reduced by 20% of the net cash revenue for the Southeast, North Dakota directory multiplied by the sum of three minus the number of editions included in the remaining term of such directory publication contract. If the directory publishing contract allows the telephone utility company to cancel or terminate the contract without fault of Fronteer, any editions subject to such right shall not be deemed part of the remaining term of the contract. If Telecom continues to publish the Southeast, North Dakota directory under the original term of the directory publishing contract or any renewal, extension, or replacement of such contract, with the same telephone utility company, Telecom shall pay Fronteer 20% of the net cash revenue for each year such directory is published by Telecom for up to three years, less any editions for which Fronteer was compensated at Closing.

     7. ALLOCATION OF PURCHASE PRICE. The price for the Directories shall be allocated 25% to the Non-Competition Agreements described in the North Dakota Sale Agreement below (with a maximum to be paid for the Non-Competition Agreements of $1,200,000), and 75% (or more if the maximum is met for the Non-Competition Agreements) to Fronteer for the assets described above.

     8. CONDUCT OF BUSINESS. From the date hereof until June 1, 1999, unless the option set out herein is sooner exercised by Telecom, Fronteer shall carry on its business in the usual and ordinary manner. Fronteer will not enter into any contracts or make any commitments affecting the operation of the business not in the ordinary course of business or sell any publishing or other rights in the Directories. During the term of this Option Agreement, Telecom, through its agents and representatives, shall have full and complete access, at all reasonable times, to the premises and to all of Fronteer's books and records. Fronteer shall provide Telecom with copies of all financial records and filings reasonably requested by Telecom.

     9. APPROVAL. This Option Agreement has been approved at a duly held meeting of Fronteer's Board of Directors. A certified copy of the Director's Resolutions has been delivered to Telecom.

     10. BROKER OR FINDER. Telecom and Fronteer represent that no person is entitled to any brokerage commission, finder's fee, or any other like payment in connection with any transaction contemplated by this Agreement by reason of the action of any party to this Option Agreement.

     11. SEVERABILITY. If any provision of this Option Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Option Agreement shall, nevertheless, remain in full force and effect.

     12. APPLICABLE LAW. This Option Agreement shall be construed in accordance with the laws of the State of Iowa. Venue for any action to enforce this Option Agreement shall be in Iowa or in North Dakota, at the option of the party filing such action.

     13. NOTICES. Any notices or other communications required or permitted under this Option Agreement shall be sufficiently given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

               TELECOM:       Telecom*USA Publishing Company
                              P.O. Box 3162
                              Cedar Rapids, IA  52406-3162
                              Attn: Arthur L. Christoffersen

               Fronteer:      Fronteer Directory Company, Inc.
                              216 North 23rd Street
                              Bismarck, ND 58501
                              Attn: Dennis W. Olson

     14. CAPTIONS. The captions in this Option Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     15. USE OF FACSIMILE. The parties hereto expressly consent to the use of facsimile signatures and agree that such facsimile signatures shall be binding as originals.

     16. SURVIVAL. Each and every provision of this Option Agreement shall survive the execution hereof and shall remain binding on the parties hereto until all performance called for hereunder is complete.

     17. BINDING EFFECT. This Option Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may make any assignment of this Option Agreement or any interest herein without the prior written consent of the other parties hereto. Assignments without such consent shall be void.

                    TELECOM*USA PUBLISHING COMPANY, INC.


                    By:/s/ ARTHUR L. CHRISTOFFERSEN
                       ---------------------------------------------------------
                       Arthur L. Christoffersen, President

                    FRONTEER DIRECTORY COMPANY, INC.

                    By:/s/ DENNIS W. OLSON
                       ---------------------------------------------------------
                       Dennis W. Olson

                                   EXHIBIT "A"


                              Badlands Consolidated

                              Bismarck/Mandan Metro

                                 Durum Triangle

                                      Fargo

                                    Jamestown

                                 Williston Basin

                                  Souris River

                                    Southeast

                                   Valley City

                                   EXHIBIT "B"

                           SALE AND PURCHASE AGREEMENT


     THIS AGREEMENT is made and entered into this ____ day of _________________, 199___, between TELECOM USA PUBLISHING COMPANY, an Iowa corporation ("Telecom"), and FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Fronteer").

                                    RECITALS

     Telecom desires to purchase certain telephone directory business of Fronteer; and

     Fronteer desires to sell certain of its telephone directory business to Telecom under the terms and conditions set out below.

                                    AGREEMENT

     In consideration of the mutual covenants contained in this Agreement, Telecom and Fronteer agree as follows:

1.   DIRECTORIES TO BE PURCHASED

     Fronteer hereby sells and Telecom hereby purchases all of Fronteer's telephone directories in North Dakota, including but not limited to the directories listed on Exhibit "A" attached hereto (the "Directories"), including all product designs and drawings (subject to the rights of advertising subscribers or third parties in such literary property), catalogs, data, files, records, price lists, and other documents relating to suppliers of Fronteer, and all customer lists and contracts, catalogs and marketing materials, and contract lead systems used by Fronteer in connection with the Directories. This transaction includes any patents, trademarks, licenses, copyrights, brand names, and trade names owned by Fronteer (whether registered or subject to being registered), proprietary information and trade secrets. The above described items relating to the Directories published by Fronteer prior to Closing (as described below) shall be delivered to Telecom on or before Closing. The above described items relating to the Directories to be published by Fronteer after Closing (as set out in Section 3 below) shall be delivered to Telecom on the date each of those Directories is delivered to a printer for printing. In addition, Telecom shall have the exclusive right to use any trade name used by Fronteer for the Directories.

     The purchase does not include Fronteer's equipment or other tangible assets, except Fronteer's audiotex equipment used to provide audiotex service for any of the Directories, such audiotex equipment listed on Exhibit "B" attached hereto. After Closing, Fronteer shall continue to use the audiotex equipment as set out in Section 3 below, but Telecom shall perform all maintenance and service work on the audiotex equipment.

     This transaction does not include any receivables of Fronteer, and Telecom is NOT assuming any liabilities of Fronteer. Fronteer is entitled to all receivables in connection with the 199___ editions and prior editions of the Directories sold and published by Fronteer and the 199___ editions of the Directories that are scheduled to be sold and published by Fronteer as shown on Exhibit "A." Telecom is entitled to all receivables generated from the 199___ editions and future editions of the Directories sold and published by Telecom. Telecom shall not publish its first edition of any Directories until at least one year after the publication date of the last edition of such Directory published by Fronteer.

2.   CONSIDERATION

     The consideration for this Agreement is $_____________. Twenty-five percent (25%) of the purchase price shall be paid to the officers/shareholders/directors pursuant to the Non-Competition Agreements described in Section 10 below (up to a maximum of $1,200,000). The remaining seventy-five percent (75%) of the purchase price shall be divided by the total number of Directories to be published and distributed by Fronteer under this Agreement (the "per directory price"). At Closing, Telecom shall pay Fronteer the per directory price for the number of Directories distributed by Fronteer as of Closing. Thereafter, in increments of not less than $500,000 each, Telecom shall pay Fronteer the per directory price for the number of Directories Fronteer certifies have been delivered; provided, however, Telecom shall have the right to retain the greater of (i) $500,000, or (ii) the per directory price for the last two (2) Directories scheduled to be published by Fronteer under this Agreement (up to a maximum of $1,000,000) until Telecom receives certification that the last Directories have been distributed.

     The purchase price shall be adjusted pursuant to Section 5 below and as follows:

          The rights to be acquired by Telecom to publish a telephone directory for Southeast, North Dakota shall include an assignment of the directory publication contract with the telephone utility company in that area with at least three directory editions remaining on its term. If the directory publication contract with the telephone utility company does not have three or more editions remaining on its term, the purchase price shall be reduced by 20% of the net cash revenue for the Southeast, North Dakota directory multiplied by the sum of three minus the number of editions included in the remaining term of such directory publication contract. If the directory publishing contract allows the telephone utility company to cancel or terminate the contract without fault of Fronteer, any editions subject to such right shall not be deemed part of the remaining term of the contract. If Telecom continues to publish the Southeast, North Dakota directory under the original term of the directory publishing contract or any renewal, extension, or replacement of such contract, with the same telephone utility company, Telecom shall pay Fronteer 20% of the net cash revenue for each year such directory is published by Telecom for up to three years, less any editions for which Fronteer was compensated at Closing.

          The rights to be acquired by Telecom to publish a telephone directory for the Souris River, North Dakota area shall include an assignment of the directory publication contract with the telephone utility company in that area with at least five directory editions remaining on its term. If the directory publication contract with the telephone utility company does not have five or more editions remaining on its term, the purchase price shall be reduced by 20% of the net cash revenue for the Souris River directory multiplied by the sum of five (5) minus the number of editions included in the remaining term of such directory publication contract. If the directory publishing contract allows the telephone utility company to cancel or terminate the contract without fault of Fronteer, any editions subject to such right shall not be deemed part of the remaining term of the contract. If Telecom continues to publish the Souris River directory under the original term of the directory publishing contract or any renewal, extension, or replacement of such contract, with the same telephone utility company, Telecom shall pay Fronteer 20% of the net cash revenue for each year such directory is published by Telecom for up to five years, less any editions for which Fronteer was compensated at Closing.

     Closing shall take place at Telecom's offices, 201 Third Avenue S.E., Suite 500, Cedar Rapids, Iowa, at 2:00 p.m. on or before __________________, 199___, or at such other time, date, and place as may be agreed by the parties ("Closing").

3.   CONDUCT OF FRONTEER

     Fronteer shall continue and complete all sales, production and distribution of the Directories for which Fronteer had commenced sales, production or distribution on the date Telecom notified Fronteer of Telecom's election to exercise its option to purchase the Directories. Sales, production, and distribution of these Directories shall be completed by the 15th day of the month immediately following the month of publication set out on Exhibit "A," in the same manner as the last published editions of such Directories, including but not limited to, the number of Directories printed and distributed, the distribution area, the pricing, the credit terms, the quality and size of print and paper, and the general production standards. Fronteer shall promptly pay all sales and production expenses for those editions of the Directories and for all prior editions of the Directories.

     If Fronteer fails to complete all sales, production and distribution of the Directories as set out above, Telecom shall have, in addition to any other right it may have, the right to terminate this Agreement and receive a full refund of the purchase price previously paid.

     Fronteer shall, at its cost, continue to provide all information, updates, data and telephone lines for audiotex service included in any of the Directories for one year after the date such Directory is published, in the same manner as provided in the prior edition of such

Directory. Fronteer shall have the right to continue to use the audiotex equipment at no additional cost.

     Beginning on the date hereof, Telecom shall have the right to conduct an investigation of Fronteer and its telephone directory business as Telecom deems necessary. Fronteer shall cooperate fully with Telecom in such investigation.

4.   PRE-SALES

     Fronteer may have made sales for editions of the Directories to be published by Telecom ("Pre-Sales"), but will make no more Pre-Sales as of Closing. Telecom shall have the right to review and approve any such Pre-Sales, but such approval shall not be unreasonably withheld. All approved Pre-Sales shall be delivered to Telecom, along with any deposits, accounts receivable, contracts, finished copies and any other items held by Fronteer in connection with such approved Pre-Sales, on or before Closing. Telecom shall pay Fronteer, in addition to the consideration set out in Section 2 above, a commission equal to 25% of the net cash amount of such approved Pre-Sales on or before the date of the last payment due under Section 2 above.

5.   NET CASH REVENUE REQUIREMENT

     Fronteer represents and warrants that the total net cash revenue of the editions of the Directories sold and published by Fronteer listed on Exhibit "A" shall be at least $___________. Net cash revenue shall include all contracted for gross revenue in the form of cash paid or accounts receivable (reduced by commissions paid to any telephone company), including national revenue, but shall exclude cancellations, promotional discounts, payment plan discounts, and any revenue traded for value other than cash or accounts receivable. If the total net cash revenue for the applicable edition of the Directories is less than the amount set out above, the consideration paid by Telecom shall be reduced dollar for dollar for each dollar the total net cash revenue falls below such amount, with such reduction to be applied to the last payment due pursuant to Section 2 above. If the total net cash revenue from the applicable edition of the Directories is more than the amount set out above, the consideration paid by Telecom shall be increased dollar for dollar for each dollar the total net cash revenue exceeds the amount set out above, with such increase to be added to the last payment due pursuant to Section 2 above. Telecom and Fronteer shall determine the net cash revenue on or before _________.

6.   REPRESENTATIONS AND WARRANTIES OF FRONTEER

     Fronteer hereby represents and warrants to Telecom that:

     DUE ORGANIZATION. Fronteer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

     AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Fronteer and this Agreement constitutes a valid and legally binding obligation of Fronteer enforceable according to its terms. The execution and delivery of this Agreement, consummation of the transactions contemplated by this Agreement and compliance by Fronteer with all the provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with or result in a breach of any provision of Fronteer's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Fronteer is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Fronteer or any of its property or assets. Fronteer makes NO representation or warranty as to the effect of any state or federal law, rule or regulation regulating monopolies or anti-competitive conduct on this Agreement or the transactions contemplated herein.

     PAYMENT OF TAXES. Fronteer has filed all federal, state, and local tax returns required to be filed (including any use tax returns), and has made timely payment of all taxes shown by those returns to be due and payable. All filed tax returns are complete, true and correct in all material respects.

     NO ADVERSE CONDITIONS. There are no adverse conditions or circumstances that may interfere with Telecom's use and enjoyment of or opportunity to operate the directory business of Fronteer to be purchased by Telecom pursuant to this Agreement.

     NO OMISSIONS OR MISREPRESENTATIONS. No representation, warranty, or statement of Fronteer contains any misrepresentation or misstates any material fact or omits to state any material fact necessary to make each representation or warranty or statement in this Agreement, or in any certificates or other instruments furnished or to be furnished to Telecom, accurate and not misleading in any material respect.

     INVESTIGATION BY TELECOM. No investigation conducted by Telecom shall affect the representations and warranties of Fronteer herein, and each such representation and warranty shall survive the execution hereof.

     CONSENT AND RELEASES. Fronteer has obtained the consent of each of its lenders to the transactions contemplated by this Agreement, and each such lender has agreed to release any and all liens or security interests covering the Directories and the audiotex equipment.

7.   REPRESENTATIONS AND WARRANTIES OF TELECOM

     Telecom represents and warrants to Fronteer that:

     DUE ORGANIZATION. Telecom is a corporation duly organized, validly existing, and in good standing under the laws of the State of Iowa and has the power and authority, corporate and otherwise, to own its properties and conduct the business in which it is presently engaged.

     AUTHORIZATION OF AGREEMENT. The execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Telecom and this Agreement constitutes a valid and legally binding obligation of Telecom enforceable according to its terms. The execution and delivery of this Agreement, consummation of the transactions contemplated by this Agreement and compliance by Telecom with all the provisions of this Agreement will not (i) violate any provision of the terms of any applicable law, rule, or regulation of any governmental body having jurisdiction; (ii) conflict with or result in a breach of any provision of Telecom's Articles of Incorporation or Bylaws or constitute a default under any of the terms, conditions, or provisions of, or result in the breach of, or accelerate or permit the acceleration of the performance required by any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation of any nature whatsoever to which Telecom is a party; or (iii) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Telecom or any of its property or assets.

8.   PUBLIC ANNOUNCEMENT

     Except as required by state or federal law, Fronteer shall make no public announcement of this Agreement or the transactions contemplated hereby without the prior written consent of Telecom. Telecom shall make no public announcement of this Agreement or the transactions contemplated hereby prior to Closing without the prior written consent of Fronteer.

9.   EMPLOYEES AND INDEPENDENT CONTRACTORS

     Telecom is NOT, as a term or condition of this Agreement, assuming any of Fronteer's obligations with respect to employment contracts or independent contractor contracts, if any, and Telecom is NOT obligated to employ Fronteer's employees. Telecom shall have the right, on or after the date hereof, to contact Fronteer's sales managers and sales employees who work on any of the Directories to discuss future employment with Telecom. Fronteer agrees to use its best efforts to assist Telecom in Telecom's efforts to employ employees of Fronteer, in Telecom's sole discretion. Telecom agrees to cooperate with Fronteer in Telecom's hiring of Fronteer's sales managers or sales employees in an effort to allow Fronteer to complete its obligations under Section 3. In addition, Fronteer agrees not to solicit, hire, contract with, or otherwise employ any employee(s) of Telecom for a period of two (2) years after such employee(s) employment with Telecom has terminated.

10.  NON-COMPETE AGREEMENTS

     In consideration of Telecom's purchase of the Directories, for a period of ten (10) years, beginning on the date of Closing, and subject to Fronteer's express obligations to complete the sales, publication and distribution of certain Directories set out in Section 3 above, Fronteer shall not compete with Telecom in Telecom's business in the states of Iowa, Minnesota, Michigan, Missouri, Nebraska, North Dakota, South Dakota, Colorado, Wyoming, Idaho, Montana, Utah, Illinois, Indiana, or Wisconsin, nor shall Fronteer deal with, invest in, lend money to, guarantee loans of, make gifts to, advise, or by any other means assist any other person to so compete with Telecom. If any court of competent jurisdiction shall determine that these restrictions are unreasonable, the parties, by this Agreement, agree to any restrictions that any such court would find to be reasonable under the circumstances. Notwithstanding the terms set out in this Section 10, Fronteer shall have the right to contract for directory production services as a third party independent vendor for other telephone directory publishers and may conduct CMR business (limited to "A" advertising accounts only as defined by Yellow Page Publishers Association).

     The officers and/or directors of Fronteer listed on Exhibit "C" attached hereto agree to execute Non-Competition Agreements in the form attached hereto as Exhibit "D" on or before Closing. In addition to the consideration paid to Fronteer for Telecom's purchase of the Directories, Telecom agrees to pay a total of $_____________ (a maximum of $1,200,000) to such officers and/or directors according to the percentages set out beside their names on Exhibit "C." Such amounts shall be paid as follows: 50% at Closing, 40% one year after the date of Closing, and 2% each year thereafter for the next 5 years.

11.  INDEMNIFICATION OF TELECOM

     Fronteer hereby indemnifies and saves Telecom harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by Fronteer in this Agreement; (ii) any nonfulfillment of any agreement of Fronteer under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to Telecom; (iii) any cause of action or expense directly or indirectly related to Fronteer's sale, publication or distribution of the editions of the Directories published by Fronteer; and (iv) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

12.  INDEMNIFICATION OF FRONTEER

     Telecom hereby indemnifies and saves Fronteer harmless from and against any and all costs, liability, or expenses, including reasonable attorneys' fees, arising out of (i) any breach of warranty, covenant, agreement, or representation made by Telecom in this Agreement; (ii) any nonfulfillment of any agreement of Telecom under this Agreement or any misrepresentation in or omission from this Agreement or from any certificates or other instrument furnished or to be furnished to Fronteer; and (iii) all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses incident to any of the foregoing.

13.  CONFIDENTIAL INFORMATION

     DEFINITION. For purposes of this Section, "Confidential Information" means any information or compilation of information not generally known, which is proprietary to the business, and includes, without limitation, trade secrets, inventions, and information pertaining to development, marketing, sales, accounting, and licensing of the business products and services, customer information contained in customer records, working papers or correspondence files, all financial information contained in federal and state tax returns, and the financial terms of this transaction.
     Information shall be treated as Confidential Information irrespective of its source and all information that is identified as being "confidential", "trade secret", or is identified or marked with any similar reference, or any information that Fronteer treats as confidential or Telecom should know is being treated by Fronteer as confidential, shall be presumed to be Confidential Information.

     COVENANTS BY PARTIES. Telecom and Fronteer agree and covenant with respect to all Confidential Information received or learned by either of them as follows:

          A. that they will treat as confidential all Confidential Information made available to them or any of their employees, agents or representatives;

          B. that they will maintain the same in a secure place and limit access to the Confidential Information to those employees, agents and representatives to whom it is necessary to disclose the Confidential Information in furtherance of the transactions contemplated by this Agreement;

          C. that they and their employees, agents and representatives will not copy any Confidential Information (unless authorized), disclose any Confidential Information to any unauthorized party, or use any Confidential Information for any purpose, including competition with the other party or solicitation of the other party's customers; and

          D. that each party will assume liability for any breach of this paragraph by it or any of its employees, agents or representatives.

14.  MISCELLANEOUS

     BROKER OR FINDER. Telecom and Fronteer represent that no person is entitled to any brokerage commission, finder's fee, or any other like payment in connection with any transaction contemplated by this Agreement by reason of the action of any party to this Agreement.

     SEVERABILITY. If any provision of this Agreement is held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

     APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Iowa. Venue for any action to enforce this Agreement shall be in Iowa or in North Dakota at the option of the party filing such action.

     NOTICES. Any notices or other communications required or permitted under this Agreement shall be sufficiently given if sent by certified mail, return receipt requested, postage prepaid, addressed as follows:

               TELECOM:       Telecom USA Publishing Company
                              P.O. Box 3162
                              Cedar Rapids, IA  52406-3162
                              Attn: Arthur L. Christoffersen

               FRONTEER:      Fronteer Directory Company, Inc.
                              216 North 23rd Street
                              Bismarck, ND 58501
                              Attn: Dennis W. Olson

     CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     USE OF FACSIMILE. The parties hereto expressly consent to the use of facsimile signatures and agree that such facsimile signatures shall be binding as originals.

     SURVIVAL. Each and every provision of this Agreement shall survive the execution hereof and shall remain binding on the parties hereto until all performance called for hereunder is complete.

     BINDING EFFECT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns;

     provided, however, that no party hereto may make any assignment of this Agreement or any interest herein without the prior written consent of the other parties hereto. Assignments without such consent shall be void.


                         TELECOM USA PUBLISHING COMPANY



                         By: ___________________________________________________
                              Arthur L. Christoffersen, President



                         FRONTEER DIRECTORY COMPANY, INC.


                         By:____________________________________________________
                              Dennis W. Olson, President


By their signatures below, the undersigned agree to execute the Non-Competition Agreements described in Section 10.


- -----------------------------------          -----------------------------------
Dennis W. Olson                              Marlow E. Lindblom


- -----------------------------------          -----------------------------------
Edwin Dressler                               Roland Haux


- -----------------------------------          -----------------------------------
Randall L. Gowin                             James B. Qualls


- -----------------------------------          -----------------------------------
Lance L. Olson                               Larry A. Scott


- -----------------------------------
Kelly Helgeson

                          EXHIBIT "A" (to Exhibit "B")


DIRECTORY                     DISTRIBUTION DATE   MINIMUM NUMBER DISTRIBUTED
- ---------                     -----------------   --------------------------

Badlands Consolidated

Bismarck/Mandan Metro

Durum Triangle

Fargo

Jamestown

Williston Basin

Souris River

Southeast

Valley City

                          EXHIBIT "B" (to Exhibit "B")

                               AUDIOTEX EQUIPMENT


DESCRIPTION                        SERIAL NO.
- -----------                        ----------

                          EXHIBIT "C" (to Exhibit "B")

                      EMPLOYEES/OFFICERS/DIRECTORS TO SIGN
                            NON-COMPETITION AGREEMENT


     NAME                     PERCENTAGE OF TOTAL
     ----                     -------------------

     Dennis W. Olson

     Edwin Dressler

     Randall L. Gowin

     Lance L. Olson

     Marlow E. Lindblom

     Roland Haux

     James B. Qualls

     Larry A. Scott

     Kelly Helgeson

                          EXHIBIT "D" (to Exhibit "B")

                      EMPLOYEES/OFFICERS/DIRECTORS FORM OF
                            NON-COMPETITION AGREEMENT


                             COVENANT NOT TO COMPETE
                                       AND
                            CONFIDENTIALITY AGREEMENT


     FRONTEER DIRECTORY COMPANY, INC., a Colorado corporation ("Fronteer"), and TELECOM USA PUBLISHING COMPANY, an Iowa corporation ("Telecom"), have entered into a Sale and Purchase Agreement (the "Sale Agreement") for the purchase by Telecom of certain telephone directory business of Fronteer.

     The terms of the Sale Agreement provide that the undersigned, an officer and/or director of Fronteer, shall enter into this Agreement. In fulfillment of such provisions in the Sale Agreement, Telecom and the undersigned enter into this Agreement, as follows:

     1. For a period of ten (10) years from the date of this Agreement, the undersigned will not, in the states of Iowa, Minnesota, Michigan, Missouri, Nebraska, South Dakota, Colorado, Wyoming, Idaho, Montana, Utah, Illinois, Indiana, Wisconsin, or North Dakota, directly or indirectly, either individually or as a shareholder, proprietor, partner, consultant, employee, agent, officer, director, associate, lender or in any other capacity, engage in the telephone directory business in competition with Telecom; provided, however, this Agreement shall not prohibit the undersigned from owning up to 5% of a publicly traded company that competes with Telecom, or from continuing to be a shareholder/officer/director of Fronteer in connection with Fronteer's rights and obligations set out in the Sale Agreement.

     2. The undersigned shall not disclose any Confidential Information to others outside Telecom or use same for any purposes without written approval from an officer of Telecom. "Confidential Information" means any information or compilation of information not generally known, that is proprietary to the business of Telecom, and includes, without limitation, trade secrets, inventions, information pertaining to development, marketing, sales, accounting, and licensing of the business products and services, customer information containing customer records, or papers or correspondence, files and all financial information contained in federal and state tax returns. Confidential Information does not include information that is independently developed or received from a third party unrelated to Telecom. In addition, the undersigned shall not be in default under this Agreement if the undersigned's disclosure of Confidential Information is pursuant to a subpoena or other court order. Notwithstanding the above, the undersigned, solely in his capacity as an employee, shareholder, officer, and/or director of Fronteer, may continue to use the Confidential Information that was originally proprietary to the business of Fronteer, in connection with Fronteer's rights and obligations set out in the Sale

Agreement, including Fronteer's right to contract for directory production services as a third party independent vendor and to conduct CMR business, as set out in the Sale Agreement.

     3. The undersigned acknowledges that Telecom is paying Fronteer a substantial sum of money to acquire its telephone directory business and is paying the undersigned a substantial sum of money for this Agreement, and that competition by the undersigned as herein prohibited would cause substantial loss and expense, irreparable damage and harm to Telecom, its assignees or successors, that cannot be fully compensated by monetary award. In addition, the undersigned acknowledges that he is a employee/shareholder/officer/director of Fronteer and as such, will benefit from the Sale Agreement.

     4. As further consideration for this Agreement, Telecom agrees to pay the undersigned the total sum of ___________________, payable as follows:
$_____________ on the date hereof, $______________ one year from the date hereof, and thereafter, $________________ on or before the same date each year for five consecutive years.

     5. The undersigned agrees that upon a violation of this Agreement, Telecom or an assignee or successor in interest to it, shall have the following rights, which are cumulative, separate causes of action that may be asserted against the undersigned. Telecom, its successors or assigns, in the event of violation by the undersigned of the Agreement herein contained, may:

          (a) Commence an action to secure an injunction to enjoin the undersigned from violating this Agreement;

          (b) Commence an action to require the undersigned to specifically perform this Agreement;

          (c) Commence an action to secure a judgment for monetary damages for violation of this Agreement, including, if applicable, punitive damages; or

          (d) Commence an action to assert any and all of the rights that Telecom, or its successor or assign, may have against the undersigned at such time because of any breach of this Agreement.

          In addition, Telecom, its successor or assign, may secure reasonable attorney's fees and costs incurred as a result of judgment being rendered against the undersigned.

     6. No delay or omission by Telecom in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by Telecom on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion. In case any provision of this Agreement shall be invalid, illegal, or otherwise unenforceable, the parties shall negotiate in good faith with respect to a substitute provision.

     7. This Agreement shall be governed by and construed in accordance of the laws of the State of Iowa.

Dated this          day of ________________________, 199___.

                    TELECOM USA PUBLISHING COMPANY


                    By:
                       ---------------------------------------------------------
                        Arthur L. Christoffersen, President

                                   EXHIBIT "D"

                      EMPLOYEES/OFFICERS/DIRECTORS TO SIGN
                            NON-COMPETITION AGREEMENT


                    NAME                     PERCENTAGE OF TOTAL
                    ----                     -------------------

                    Dennis W. Olson               31.25%

                    Edwin Dressler                21.25%

                    Randall L. Gowin              17.50%

                    Lance L. Olson                10.00%

                    Marlow E. Lindblom             6.25%

                    Roland Haux                    6.25%

                    James B. Qualls                2.50%

                    Larry A. Scott                 2.50%

                    Kelly Helgeson                 2.50%